Exhibit 99.1

Molina Healthcare Announces Closing of Offering of $800 Million of 4.375% Senior Notes Due 2028

LONG BEACH, Calif.--(BUSINESS WIRE)--June 2, 2020--Molina Healthcare, Inc. (NYSE: MOH) (the “Company”) today announced the closing of its previously announced offering of $800 million aggregate principal amount of 4.375% Senior Notes due 2028 (the “Notes”) sold in a private offering to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain persons outside the United States in reliance on Regulation S under the Securities Act.

The Notes bear interest at a rate of 4.375% per annum. Interest on the Notes is payable semi‑annually in arrears on June 15 and December 15 of each year, commencing December 15, 2020, and accrues from June 2, 2020. The Notes will mature on June 15, 2028.

After deducting fees and expenses payable by the Company, the net proceeds from the issuance and sale of the Notes was $789 million (the “Net Proceeds”). The Company used approximately $603 million of the Net Proceeds to fully repay indebtedness outstanding under its existing term loan facility (including accrued interest thereon) and permanently reduce commitments in respect thereof. The Company may use a portion of the remaining Net Proceeds to fund the pending Magellan Complete Care (“MCC”) acquisition. If the Company determines not to use a portion of the remaining Net Proceeds to fund the pending MCC acquisition, it intends to use the remaining Net Proceeds for general corporate purposes, which may include repayment of indebtedness, funding for acquisitions, capital expenditures, additions to working capital and capital contributions to the Company’s health plan subsidiaries to meet statutory requirements in new or existing states.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold within the United States or to, or for the benefit of, a U.S. person (as defined in Regulation S) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes and shall not constitute an offer, solicitation or sale in any state or jurisdiction where such offer, solicitation or sale is prohibited.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through its locally operated health plans, Molina Healthcare served approximately 3.4 million members as of March 31, 2020. For more information about Molina Healthcare, please visit www.molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements,” including statements related to the Company’s intended use of Net Proceeds, which are subject to risks and uncertainties. Additional information regarding the risk factors to which the Company is subject is provided in greater detail in its periodic reports and filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2019 and in its quarterly report on Form 10-Q for the quarter ended March 31, 2020. These reports can be accessed under the investor relations tab of the Company’s website at www.molinahealthcare.com or on the SEC’s website at www.sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by its forward-looking statements will in fact occur, and it cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of the date hereof, and, except as otherwise required by law, the Company disclaims any obligation to update any forward‑looking statements to conform the statement to actual results or changes in its expectations.

Contacts

Investor Contact:
Julie Trudell
Julie.Trudell@molinahealthcare.com
562-912-6720

Media Contact:
Caroline Zubieta
Caroline.Zubieta@molinahealthcare.com
562-951-1588